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                                                                    EXHIBIT 22.1
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NAME: PARENT COMPANY:
          ORIOLE HOMES CORP.
          1690 S. Congress Avenue
          Delray Beach, Florida 33445                        I.D. NO. 59-1228702    STATE CHARTER # 324927
                                                                      ----------                    ------

                                                                                                   DATE          STATE
                                                                  %             FEDERAL             OF             OF
                     CORPORATION NAME                         Ownership           ID #           INCORP.        INCORP.
---------------------------------------------------------------------------------------------  -------------  -------------

Alpha Title Company  (Division of Oriole Homes Corp.)            100
OHC Corp.                                                        100           59-1642454        02/05/69       Florida
Oriole G & T Management Corp.                                    100           59-1440660        06/30/72       Florida
Oriole At Harbour Heights, Inc.                                  100           59-1887560        06/12/78       Florida
South Florida Residential Mortgage Co.                           100           59-2048128        09/03/80       Florida
Oriole-Boca, Inc.                                                100           59-2305076        04/17/81       Florida
The Pier Club, Inc.                                              100           59-2782368        02/23/87       Florida
Oriole Fairway Point, Inc.                                       100           65-0396548        02/12/93       Florida
Oriole Joint Venture, Ltd.                                       100           65-0456394        12/30/93       Florida
Oriole Limited, Inc.                                             100           65-0456392        12/30/93       Florida
Oriole Of Naples, Inc.                                           100           65-0551606        12/22/94       Florida
Oriole At Stonecrest, Inc.                                       100           65-0612267        07/07/95       Florida

Seabreeze Properties, Inc.                                       100           52-0941761          1971         Maryland
OH Investments, Inc.                                             100           65-1028961      08/08/2000       Florida
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